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                                                                       EXHIBIT 5

                                                     FIRM AND AFFILIATE OFFICES
                                       DUANE MORRIS
                                                     NEW YORK
                                                     LONDON
                                                     CHICAGO
                                                     HOUSTON
                                                     PHILADELPHIA
                                                     SAN FRANCISCO
                                                     BOSTON
                                                     WASHINGTON, DC
                                                     ATLANTA
                                                     MIAMI
                                                     NEWARK
                                                     ALLENTOWN
                                                     WILMINGTON
                                                     CHERRY HILL
                                                     HARRISBURG
                                                     BANGOR
                                                     PRINCETON
                                                     PALM BEACH
                                                     WESTCHESTER

www.duanemorris.com

May 6, 2003


Inland Western Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois  60523

     RE:  REGISTRATION STATEMENT ON FORM S-11
          PURSUANT TO RULE 462(b); 270,000,000

Ladies and Gentlemen:

     We have served as counsel to Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of law arising from the registration on Form S-11 of 270,000,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act") and the above-referenced registration statement, and all amendments and supplements thereto (the "Registration Statement").

     This opinion is being filed as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement. In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

1. The Registration Statement, including all amendments and supplements thereto, with the prospectus included therein, in the form in which it was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act, certified as of a recent date by an officer of the Company;

2. The Articles of Incorporation of the Company, certified as of a recent date by an officer of the Company;

3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

4. Resolutions adopted by the Board of Directors of the Company, relating to the registration, sale and issuance of the Shares; and

DUANE MORRIS, LLP
--------------------------------------------------------------------------------
1667 K STREET, N.W., SUITE 700            PHONE: 202.776.7800  FAX: 202.776.7801
WASHINGTON, D.C.  20006-1608

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Inland Western Retail Real Estate Trust, Inc.
May 6, 2003
Page 2

5. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. Any Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.

     We have further assumed that any Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all such Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, warranties, statements and information contained in the Documents are true and complete; and there has been no oral or written modification of or amendment to any of the Documents, and further there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.'

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares to be issued by the Company, when the Registration Statement becomes effective under the Securities Act and when the Shares are issued, sold and delivered against payment therefor in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

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Inland Western Retail Real Estate Trust, Inc.
May 6, 2003
Page 3

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the prospectus portion of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                            Sincerely,

                                            /s/ DUANE MORRIS LLP
                                            --------------------
                                            DUANE MORRIS LLP